SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 17, 1995


SEARS, ROEBUCK AND CO.

(Exact name of registrant as specified in charter)


New York                1-416             36-1750680
(State or Other         (Commission       (IRS Employer
Jurisdiction of         (File Number)     Identification No.)
Incorporation)



Sears Tower, Chicago, Illinois                  60684
(Address of principal executive offices)        (Zip Code)



Registrant's telephone number, including area code (312)
875-3000

Item 5.     Other Events.

      On January 17, 1995, the Registrant's subsidiary The
Allstate Corporation issued the press release attached hereto as Exhibit 99.

Item 7.     Financial Statements, Pro Forma Financial
            Information and Exhibits.

99.   Press release of The Allstate Corporation issued
      January 17, 1995.

                               SIGNATURES





            Pursuant to the requirements of the Securities
Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                          SEARS, ROEBUCK AND CO.





Date:  January 17, 1995             By:   /S/ JAMES M. DENNY
                                          JAMES M. DENNY
                                          Vice Chairman and Acting
                                          Chief Financial Officer

                                EXHIBITS




      99.   Press release of The Allstate Corporation issued
            January 17, 1995.

                                                            Exhibit 99

The Allstate Corporation
NEWS


                                                FOR MORE INFORMATION
                                                Allstate Media
Relations
                                                708-402-5600

FOR IMMEDIATE RELEASE


                ALLSTATE INCREASES CALIFORNIA EARTHQUAKE
                        ESTIMATE TO $1.5 BILLION


      Northbrook, Ill., January 17, 1995--The Allstate Corporation (NYSE: ALL) announced today that it has increased its loss estimate for the California earthquake to $1.5 billion from $1.3 billion. Based on this estimate, the after-tax impact on Allstate earnings is expected to be $975 million in 1994. The company noted that the establishment of estimated losses is an inherently uncertain process and there can be no assurance that ultimate losses will not exceed this estimate.

      The increased estimate reflects higher severities
(average cost per claim) primarily due to structural damage from continued shifting and compacting of the soil and sub-soil as a result of ongoing seismic activity. Total
Allstate claims continue to be estimated at approximately
45,000.

      Allstate Chairman and Chief Executive Officer Jerry
Choate said, "The past 18 months have been a difficult period for both homeowners and insurers in California.
Between the earthquake, fires and flooding, rebuilding the area has been a rigorous, constant and costly challenge."

      Choate added, "Allstate and the insurance industry continue to actively work with regulators and legislators to find workable solutions to losses from catastrophic events in California."

      Allstate plans to report fourth quarter and year-end 1994 results in early February. The after-tax impact of the revised California earthquake losses on Allstate's fourth-quarter earnings will be $130 million in 1994, or 29 cents per share. In the fourth quarter, strong operating results continued in the core property, liability and life insurance businesses. Excluding the impact of the California earthquake, fourth quarter 1994 results are expected to exceed fourth quarter 1993 net income of $259 million.

      The Allstate Corporation is the parent of Allstate
Insurance Company, the nation's largest publicly held property and casualty insurance company, with more than 20 million customers and approximately 14,700 full-time agents in the U.S. and Canada. Allstate is also a major life insurer. Sears, Roebuck and Co. established Allstate in 1931 and currently owns 80.1 percent of the company.